Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264462

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 5, 2022)

543,478 Shares of Common Stock

We are offering 543,478 shares of our common stock, par value $0.0001 per share, as described in this prospectus supplement and the accompanying prospectus. Each share of common stock is being sold at a price of $0.92.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NVVE.” On February 17, 2023, the last reported sale price for our common stock on The Nasdaq Capital Market was $1.14 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” on page S-5 of this prospectus supplement, on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Offering price	$0.920	$500,000
Placement Agent fees	$0.055	$30,000
Proceeds to us, before expenses	$0.865	$470,000

(1)	Reflects the issuance of 543,478 shares of common stock.

Delivery of the shares of our common stock to the investor is expected to be made on or about February 21, 2023, subject to customary closing conditions.

Sole Placement Agent

Chardan

The date of this prospectus supplement is February 17, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on April 25, 2022, and was declared effective by the SEC on May 5, 2022. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy any securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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All references in this prospectus supplement and the accompanying base prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on management’s own estimates, independent industry publications, government publications, reports by market research firms and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless the context indicates otherwise, in this prospectus supplement, “Nuvve” and the “Company” and “we,” “us,” “our” and similar terms refer to Nuvve OpCo and its subsidiaries, for periods prior to the Business Combination, and to Nuvve HoldCo and its subsidiaries, including Nuvve OpCo, for periods after the Business Combination. In addition:

●	“Business Combination” refers to the business combination between Newborn, Nuvve OpCo and Nuvve Holdco as described below.

●	“Newborn” refers to Newborn Acquisition Corp., a Cayman Islands company, which is Nuvve Holding Corp.’s predecessor.

●	“Nuvve OpCo” refers to Nuvve Corporation, a Delaware corporation acquired by us in the Business Combination.

●	“Nuvve HoldCo” refers to Nuvve Holding Corp., a Delaware corporation, and its consolidated subsidiaries, including Nuvve Corporation after the Business Combination.

●	“pre-merger warrants” refers to the warrants issued pursuant to the warrant agreement, dated as of February 13, 2010 and amended as of March 19, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent (“Warrant Agreement”), which were assumed by us in the Business Combination.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and in the other documents incorporated herein by reference, as may be updated from time to time by our future filings under the Exchange Act.

You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement and the accompanying base prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

Actual results may vary materially from the expectations contained herein due to various important factors, many of which are, and will be, amplified by the COVID-19 pandemic, including (but not limited to): the impact of the COVID-19 pandemic on our sales, operations and supply chain; the general economic and credit environment; interest rates; our early stage of development, our history of net losses, and our expectation for losses to continue in the future; our ability to manage growth effectively; our reliance on charging station manufacturing and other partners; existing and future competition in the EV charging market; our ability to increase sales of our products and services, especially to fleet operators; the adoption of bi-directional Vehicle-to-Grid technology; the rate of electrification of U.S. school bus fleets, and other fleet vehicles; our participation in the energy markets; the interconnection of our GIVe™️ platform to the electrical grid; the rate of adoption of Transportation-as-a-Service; significant payments under the intellectual property acquisition agreement pursuant which the University of Delaware assigned to us certain of its key patents underlying the V2G technology; our international operations, including related tax, compliance, market and other risks; our ability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel; inexperience of our management in operating a public company; acquisitions by us of other businesses; the rate of adoption of EVs; the rate of technological change in the industry; our ability to protect our intellectual property rights; our investment in research and development; our ability to expand sales and marketing capabilities; our ability to raise additional funds when needed; our ability to achieve the anticipated benefits of our Levo joint venture; the existence of identified material weaknesses in our internal control over financial reporting; electric utility statutes and regulations and changes to such statutes or regulations; and the risks identified under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our annual report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 31, 2022, as amended on April 22, 2022, and any additional risk factors identified in our periodic reports since the date of such report. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

Overview

Nuvve is a green energy technology company that provides, directly and through business ventures with its partners, a globally-available, commercial vehicle-to-grid (“V2G”) technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Its proprietary V2G technology—Nuvve’s Grid Integrated Vehicle (“GIVe”) platform—has the potential to refuel the next generation of EV fleets through cutting-edge, bi-directional charging solutions.

Nuvve’s proprietary V2G technology enables it to link multiple EV batteries into a virtual power plant to provide bi-directional services to the electrical grid. Nuvve’s GIVe software platform was created to harness capacity from “loads” at the edge of the distribution grid (i.e., coalitions of aggregated EVs and small stationary batteries) in a qualified, controlled and secure manner to provide many of the grid services offered by conventional generation sources (i.e., coal and natural gas plants). Nuvve’s current addressable energy and capacity markets include grid services such as frequency regulation, demand charge management, demand response, energy optimization, distribution grid services and energy arbitrage.

Nuvve’s customers and partners include owner/operators of light duty fleets, heavy duty fleets (including school buses), automotive manufacturers, charge point operators, and strategic partners (via joint ventures, other business ventures and special purpose financial vehicles). Nuvve also operates a small number of company-owned charging stations serving as demonstration projects funded by government grants. Nuvve expects growth in company-owned charging stations and the related government grant funding to continue, but for such projects to constitute a declining percentage of its future business as its commercial operations expand.

Nuvve offers its customers networked charging stations, infrastructure, software, professional services, support, monitoring and parts and labor warranties required to run electric vehicle fleets, as well as low and in some cases free energy costs. Nuvve expects to generate revenue primarily from the provision of services to the grid via its GIVe software platform and sales of V2G-enabled charging stations. In the case of light duty fleet and heavy duty fleet customers, Nuvve also may receive a mobility fee, which is a recurring fixed payment made by fleet customers per fleet vehicle. In addition, Nuvve may generate non-recurring engineering services revenue derived from the integration of its technology with automotive original equipment manufacturers (“OEMs”) and charge point operators. In the case of recurring grid services revenue generated via automotive OEM and charge point operator customer integrations, Nuvve may share the recurring grid services revenue with the customer.

Market Opportunity and the Nuvve Solution

The EV industry has grown rapidly since Nuvve was founded in 2010. According to the Bloomberg New Energy Finance (BNEF) Vehicle-to-Grid: Big Opportunities, Big Challenges (March 2021), by 2040, there will be 500 million EVs on the road by 2040. In addition, countries around the world are expected to become increasingly focused on meeting climate goals, in part, by reducing the environmental effects of internal combustion engine vehicles, which account for approximately 45% of global carbon dioxide emissions (source: ourworldindata.org).

As EV adoption grows, the associated charging infrastructure needed to support EVs has also seen a growth trend over the last few years. According to an April 2021 report from Schroders, the number of public charging points has grown from just over 600,000 at the end of 2018 to reach over 1.3 million by the end of 2020. The same report projects the annual run-rate of investment in charging points will be $80 billion over the next 20 years.

Additional factors propelling this shift to electrification include proposed fossil fuel bans or restrictions, transit electrification mandates, utility incentive programs and declining battery costs. However, as EV adoption grows, demand for electricity as a transportation fuel may lead to congestion and overloading on transmission and local distribution grids. A significant investment is predicted to be needed to upgrade the electric grid to support this influx.

Simultaneously, higher penetration of renewable energy sources (such as solar and wind generation) inherently increases grid volatility. Nuvve believes that this combination of factors further drives the need for intelligent vehicle grid integration (“VGI”) and V2G capabilities to effectively regulate grid voltage and frequency on a real time basis and address other common challenges such as massive morning and afternoon grid ramping.

With V2G services capturing available grid value streams such as frequency regulation, adaptive power, smart charging, smart charging/discharging, and peak-shaving services as part of the solution, the EV fleet owner/operator can symbiotically assist in improving and assuring grid stabilization while earning revenues. These revenues can be shared with the ratepayer to save in transportation energy costs and thereby effectively lower the cost of EV ownership. V2G services can also help mitigate intermittency issues associated with renewables by (1) continuously injecting or absorbing energy to and from the grid every few seconds to help to regulate frequency; and (2) be orderly and intelligently dispatched over a larger time period to mitigate the enormous needs for capacity ramping. Perhaps most importantly, EVs represent one of the most appropriate solutions to act as dispatchable distributed energy resources during renewable-rich mid-day periods by absorbing excess energy which might otherwise be curtailed or create transmission network congestion problems.

Corporate History

Nuvve HoldCo was incorporated in Delaware on November 10, 2020 under the name “NB Merger Corp.” We were formed as a wholly-owned subsidiary of Newborn for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Nuvve following the Business Combination. In connection with the Business Combination, we changed our name to “Nuvve Holding Corp.” Nuvve OpCo was incorporated in Delaware law on October 15, 2010 under the name “Nuvve Corporation.” As part of the Business Combination, Nuvve OpCo merged with Merger Sub, with Nuvve OpCo surviving as our wholly owned subsidiary. Newborn was incorporated in the Cayman Islands on April 12, 2019 under the name “Newborn Acquisition Corp.” Newborn was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. As part of the Business Combination, Newborn reincorporated to Delaware by merging with and into Nuvve HoldCo, with Nuvve HoldCo surviving the merger.

Our principal executive offices are located at 2488 Historic Decatur Road, San Diego, California 92106. Our telephone number is (619) 456-5161. Our website address is www.nuvve.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are not subject to the same new or revised accounting standards as public companies who were not emerging growth companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of June 30th of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities of Newborn (our predecessor) in its initial public offering, or December 31, 2025.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in the accompanying base prospectus.

Common stock offered by us	543,478 shares of our common stock.

Offering price	$0.92 per share of common stock.

Common stock to be outstanding immediately after this offering	24,814,434 shares.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $0.5 million , after deducting the placement agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” on page S-5 of this prospectus supplement and the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	NVVE

Except as otherwise indicated, the information contained in this prospectus supplement is based on 24,270,956 shares of our common stock outstanding as of December 31, 2022. The number of shares of common stock outstanding does not include the shares issuable under our warrants, options and restricted stock units outstanding as of December 31, 2022, as follows:

●	4,365,000 shares issuable upon exercise of the pre-merger warrants, which have an exercise price of $11.50 per whole share, are currently exercisable and expire in March 2026;

●	347,875 shares and 316,250 pre-merger warrants issuable upon exercise of the unit purchase option granted to the underwriter of Newborn’s initial public offering, which has an exercise price of $11.50 per unit of 1 1/10 shares and one pre-merger warrant, is currently exercisable and expires on February 13, 2023, and 158,125 shares issuable upon exercise of the 316,250 pre-merger warrants;

●	6,000,000 shares issuable upon exercise of the warrants issued in connection with the formation of the Levo joint venture (the “Levo warrants”), which warrants have exercise prices ranging from $10.00 per share to $40.00 per share, become exercisable as described below and expire on May 17, 2031;

●	5,000,000 shares issuable upon exercise of the option embodied in the stock purchase agreement executed by us in connection with the formation of the Levo joint venture (the “Levo SPA”), which option has a purchase price of $50.00 per share, becomes exercisable as described below and expires on November 17, 2028,

●	2,564,619 shares issuable upon exercise of our outstanding stock options, which have a weighted average exercise price of approximately $11.71 per share and an average remaining life of approximately 8.46 years;

●	436,259 shares issuable upon settlement of outstanding restricted stock units; and

●	4,000,000 shares issuable upon exercise of the warrants issued in our July 2022 offering, which have an exercise price of $3.75 per whole share, are currently exercisable and expire in January 2028.

Unless otherwise stated or the context requires otherwise, all information in this prospectus supplement assumes no issuances or exercises of any other outstanding shares, options or warrants after December 31, 2022.

As of December 31, 2022, we also had 714,529 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors, as well as the risks described under the section captioned “Risk Factors” in the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 31, 2022, as amended on April 22, 2022, and any subsequent updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement and the accompanying base prospectus, before investing in our securities. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to this Offering and Our Common Stock

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.

Our stock price and the stock prices of companies similar to Nuvve have been highly volatile. In addition, stock markets generally have recently experienced volatility. Our stock price has experienced significant price and volume volatility for the past year, and our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common shares. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, geopolitical conflicts such as the Russian invasion of Ukraine, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or the EV industry, changes in market valuation or earnings of our competitors, sales of our common stock by our principal shareholders, and the trading volume of our common stock. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock.

Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute the value of the common stock you purchase.

The exercise of any options granted to executive officers and other employees under our equity compensation plans, the settlement of our outstanding restricted stock units, the exercise of outstanding warrants and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Plan of Distribution,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of The Nasdaq Capital Market. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

A large number of shares of common stock issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

We are offering a significant number of shares of our common stock relative to the amount of our common stock currently outstanding. Additionally, a large number of shares of common stock issued in this offering may be sold in the public market following this offering, which may depress the market price of our common stock. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock. The common stock issued in the offering will be freely tradable without restriction (other than any shares that may be sold to our directors or any of their affiliates in this offering, which will be subject to certain trading restrictions set forth in the section titled “Plan of Distribution”) or further registration under the Securities Act.

We may issue preferred stock with terms that could dilute the voting power or reduce the value of our common stock.

While we have no specific plan to issue preferred stock, our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board of Directors may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of the common stock.

If securities or industry research analysts cease publishing research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the market price of our securities and trading volume could decline.

The trading market for our securities relies in part on the research and reports that securities and industry analysists publish about us, our industry and our business. We do not have any control over these analysts. The market price of our securities and trading volumes could decline if one or more securities or industry analysts downgrade our securities, issue unfavorable commentary about us, our industry or our business, cease to cover our company or fail to regularly publish reports about us, our industry or our business.

An active trading market for our common stock may not develop or be sustained.

Although our common stock is currently traded on The Nasdaq Capital Market, an active trading market for our common stock may not be maintained. If an active market for our common stock is not maintained, it may be difficult for shareholders to sell shares of our common stock. An inactive trading market may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-7 for a description of our proposed use of proceeds from this offering.

We have never paid cash dividends on its capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $0.5 million from the sale of the securities by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes, including potential acquisitions of businesses and assets that are complementary to our operations. We are regularly in negotiations for potential acquisitions of product lines and complementary businesses for which we may use part of the net proceeds of this offering. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the United States.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the board of directors deems relevant.

PLAN OF DISTRIBUTION

Chardan Capital Markets, LLC is acting as our placement agent. On February 17, 2023, we entered into a subscription agreement directly with the investor in connection with this offering for the sale of an aggregate of 543,478 shares of common stock at an offering price per share of $0.92, pursuant to this prospectus supplement and the accompanying prospectus.

We expect that delivery of the shares of our common stock to the investor will be made on or about February 21, 2023, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 6.0% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per Share
Placement Agent Fees	$0.055

We estimate the total expenses payable by us for this offering, excluding placement agent fees, to be approximately $50,000.

Nasdaq Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “NVVE”. On February16, 2023, the last reported sale price of our common stock was $1.14 per share.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

Electronic Distribution

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the placement agent. The placement agent may distribute prospectuses electronically. The placement agent may agree to allocate a number of shares of common stock for sale to its online brokerage account holders.

Other than this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the placement agent is not part of this prospectus supplement, the accompanying base prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investor in deciding whether to purchase common stock. The placement agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Nuvve Holding Corp. incorporated in this Registration Statement on Form S-3 by reference from Nuvve Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. You can review and copy these documents, without charge, on the SEC’s website. The address of the SEC’s website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.nuvve.com. The reference to our website is intended to be an inactive textual reference only. The information on our website is not part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022), as amended on Form 10-K/A (filed on April 22, 2022);

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 (filed on May 13, 2022), June 30, 2022 (filed on August 12, 2022) and September 30, 2022 (filed on November 14, 2022);

●	our Proxy Statement on Schedule 14A, filed on November 3, 2022;

●	our Current Reports on Form 8-K filed on January 14, 2022, May 2, 2022, May 6, 2022, July 28, 2022, August 12, 2022, August 19, 2022, October 21, 2022, December 19, 2022, December 29, 2022, January 27, 2023, January 31, 2023, February 9, 2023 and February 17, 2023; and

●	the description of our common stock on Form 8-K12B, effective March 25, 2021, registering our common stock pursuant to Section 12(b) of the Exchange Act pursuant to Rule 12g-3 thereunder, including any amendment(s) or report(s) filed for the purpose of updating such description, including the description of securities filed as an exhibit to our most recent Annual Report on Form 10-K, as amended.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Nuvve Holding Corp.

2468 Historic Decatur Road

San Diego, California 92106

Attention: Corporate Secretary

Tel: (619) 456-5161

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the placement agent or agents have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

Preliminary Prospectus

Nuvve Holding Corp.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants to purchase any of the other classes of securities offered hereby, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $100,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock and pre-merger warrants are listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbols “NVVE” and “NVVEW,” respectively. On April 21, 2022, the closing price of our common stock was $7.15 and the closing price of our pre-merger warrants was $0.829.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. This prospectus, any prospectus supplement and the documents we incorporate by reference herein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain and any prospectus supplement or issuer free writing prospectus will not contain all of the information included in the registration statement. For a more complete understanding of the offering, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

Unless the context indicates otherwise, in this prospectus, “Nuvve” and the “Company” and “we,” “us,” “our” and similar terms refer to Nuvve OpCo and its subsidiaries, for periods prior to the Business Combination, and to Nuvve HoldCo and its subsidiaries, including Nuvve OpCo, for periods after the Business Combination. In addition:

●	“Business Combination” refers to the business combination between Newborn, Nuvve OpCo and Nuvve Holdco as described below.

●	“Newborn” refers to Newborn Acquisition Corp., a Cayman Islands company, which is Nuvve Holding Corp.’s predecessor.

●	“Nuvve OpCo” refers to Nuvve Corporation, a Delaware corporation acquired by us in the Business Combination.

●	“Nuvve HoldCo” refers to Nuvve Holding Corp., a Delaware corporation, and its consolidated subsidiaries, including Nuvve Corporation after the Business Combination.

●	“pre-merger warrants” refers to the warrants issued pursuant to the warrant agreement, dated as of February 13, 2010 and amended as of March 19, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent (“Warrant Agreement”), which were assumed by us in the Business Combination.

On March 19, 2021, Nuvve HoldCo consummated the Business Combination contemplated by that certain merger agreement, dated as of November 11, 2020 and amended as of February 21, 2021, or the “Merger Agreement,” by and among Newborn, Nuvve OpCo, Nuvve HoldCo, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Nuvve HoldCo, or “Merger Sub,” and Ted Smith, as the representative of the Nuvve stockholders. Pursuant to the Merger Agreement, the Business Combination was effected through (i) the reincorporation of Newborn by the merger of Newborn with and into Nuvve HoldCo, with Nuvve HoldCo surviving as the publicly traded entity, or the “Reincorporation Merger,” and (ii) immediately after the Reincorporation Merger, the merger of Merger Sub with and into Nuvve OpCo, with Nuvve OpCo surviving as the wholly-owned subsidiary of Nuvve HoldCo, or the “Acquisition Merger.” On the closing date of the Business Combination, Nuvve HoldCo changed its name to “Nuvve Holding Corp.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.nuvve.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022), as amended on Form 10-K/A (filed on April 22, 2022);

●	our Current Report on Form 8-K filed on January 14, 2022; and

●	the description of our common stock on Form 8-K12B, effective March 25, 2021, registering our common stock pursuant to Section 12(b) of the Exchange Act pursuant to Rule 12g-3 thereunder, including any amendment(s) or report(s) filed for the purpose of updating such description, including the description of securities filed as an exhibit to our most recent Annual Report on Form 10-K.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to Nuvve Holding Corp., 2488 Historic Decatur Road, San Diego, California 92106, telephone number (619) 456-5161. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of Nuvve and other statements about the period following the consummation of the Business Combination. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

The section in this prospectus titled “Risk Factors,” including the information incorporated by reference therein, and the other cautionary language discussed in this prospectus provide examples of risks and uncertainties that may cause actual developments to differ materially from those expressed or implied by the forward-looking statements, including those relating to:

●	our early stage of development, our history of net losses, and our expectation for losses to continue in the future;

●	our ability to manage growth effectively;

●	our reliance on charging station manufacturing and other partners;

●	existing and future competition in the EV charging market;

●	pandemics and health crises, including the COVID-19 pandemic;

●	our ability to increase sales of our products and services, especially to fleet operators;

●	the adoption of bi-directional Vehicle-to-Grid technology;

●	the rate of electrification of U.S. school bus fleets, and other fleet vehicles;

●	our participation in the energy markets;

●	the interconnection of our GIVe™️ platform to the electrical grid;

●	the rate of adoption of Transportation-as-a-Service;

●	significant payments under the intellectual property acquisition agreement pursuant which the University of Delaware assigned to us certain of its key patents underlying the V2G technology;

●	our international operations, including related tax, compliance, market and other risks;

●	our ability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel;

●	inexperience of our management in operating a public company;

●	acquisitions by us of other businesses;

●	the rate of adoption of EVs;

●	the rate of technological change in the industry;

●	our ability to protect our intellectual property rights;

●	our investment in research and development;

●	our ability to expand sales and marketing capabilities;

●	our ability to raise additional funds when needed;

●	our ability to achieve the anticipated benefits of our Levo joint venture;

●	the existence of identified material weaknesses in our internal control over financial reporting;

●	electric utility statutes and regulations and changes to such statutes or regulations;

●	volatility in the trading price of our securities; and

●	our status as an “emerging growth company” within the meaning of the Securities Act.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Nuvve prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning any matters addressed in this prospectus and attributable to Nuvve or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, Nuvve undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

v

OUR COMPANY

The following is a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. You should read this entire prospectus, including the information incorporated by reference in this prospectus, including our most recent annual report on Form 10-K any subsequent quarterly reports on Form 10-Q. Investing in our securities involves risks. Therefore, you should carefully consider the information provided under the heading “Risk Factors” in this prospectus and in the other reports that we file with the SEC.

Overview

Nuvve is leading the electrification of the planet, beginning with transportation. Founded on the need to store and optimize renewable energy sources, we believe that electrification will unlock the benefits of clean energy and the profound impact it will have on our society and the planet.

Nuvve has introduced a new model for electrification through our intelligent energy platform. Nuvve offers deep expertise and technical solutions that make electric vehicles more sophisticated, efficient, and cost-effective. Combining the world’s most advanced vehicle-to-grid, or “V2G,” technology and our ecosystem of partners, Nuvve dynamically manages power among electric vehicle, “EV,” batteries and the grid. Together, these networked batteries serve as expanded capacity to supplement shifting energy needs and contribute to a more resilient grid. When the world’s batteries are intelligently connected, everyone has an opportunity to share in the benefits of an electrified world. Nuvve is delivering new value to owners, accelerating the adoption of EVs and the world’s transition to clean energy.

Since its founding in 2010, Nuvve has been responsible for successful V2G projects on five continents and is deploying commercial services worldwide.

Technology

The Nuvve platform dynamically manages power to and from EVs and the grid at scale. Our intelligent V2G technology allows owners to efficiently meet the energy demands of individual vehicles and entire fleets. With Nuvve, the grid becomes more resilient through the benefits of greater networked battery capacity.

Nuvve’s Grid Integrated Vehicle (“GIVe”) software platform enables it to aggregate multiple EV batteries into a virtual power plant, or “VPP,” to provide bidirectional services to the electrical grid in a qualified and secure manner. VPPs can generate revenue by selling excess power to utility companies, utilizing the stored power to perform grid services, or reduce building energy peak consumption. Nuvve is capable of providing many levels of vehicle-grid integration, or “VGI,” and V2G services such as time of use optimization, or “TOU,” demand response, demand charge management and wholesale energy market participation, thereby providing revenues from grid services as well as utility bill savings behind the meter.

Market Opportunity and the Nuvve Solution

The EV industry has grown rapidly since Nuvve was founded in 2010. According to the Bloomberg New Energy Finance (BNEF) Vehicle-to-Grid: Big Opportunities, Big Challenges (March 2021), by 2040, there will be 500 million EVs on the road by 2040. In addition, countries around the world are expected to become increasingly focused on meeting climate goals, in part, by reducing the environmental effects of internal combustion engine vehicles, which account for approximately 45% of global carbon dioxide (“CO2”) emissions (source: ourworldindata.org).

As EV adoption grows, the associated charging infrastructure needed to support EVs has also seen a growth trend over the last few years. According to an April 2021 report from Schroders, the number of public charging points has grown from just over 600,000 at the end of 2018 to reach over 1.3 million by the end of 2020. The same report projects the annual run-rate of investment in charging points will be $80 billion over the next 20 years.

Additional factors propelling this shift to electrification include proposed fossil fuel bans or restrictions, transit electrification mandates, utility incentive programs and declining battery costs.

However, as EV adoption grows, demand for electricity as a transportation fuel may lead to congestion and overloading on transmission and local distribution grids. A significant investment is predicted to be needed to upgrade the electric grid to support this influx.

Simultaneously, higher penetration of renewable energy sources (such as solar and wind generation) inherently increases grid volatility. Nuvve believes that this combination of factors further drives the need for intelligent VGI and V2G capabilities to effectively regulate grid voltage and frequency on a real time basis and address other common challenges such as massive morning and afternoon grid ramping.

With V2G services capturing available grid value streams such as frequency regulation, adaptive power, smart charging, smart charging/discharging, and peak-shaving services as part of the solution, the EV fleet owner/operator can symbiotically assist in improving and assuring grid stabilization while earning revenues. These revenues can be shared with the ratepayer to save in transportation energy costs and thereby effectively lower the cost of EV ownership. V2G services can also help mitigate intermittency issues associated with renewables by (1) continuously injecting or absorbing energy to and from the grid every few seconds to help to regulate frequency; and (2) be orderly and intelligently dispatched over a larger time period to mitigate the enormous needs for capacity ramping. Perhaps most importantly, EVs represent one of the most appropriate solutions to act as dispatchable distributed energy resources during renewable-rich mid-day periods by absorbing excess energy which might otherwise be curtailed or create transmission network congestion problems.

Corporate History

Nuvve HoldCo was incorporated in Delaware on November 10, 2020 under the name “NB Merger Corp.” We were formed as a wholly-owned subsidiary of Newborn for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Nuvve following the Business Combination. In connection with the Business Combination, we changed our name to “Nuvve Holding Corp.” Nuvve OpCo was incorporated in Delaware law on October 15, 2010 under the name “Nuvve Corporation.” As part of the Business Combination, Nuvve OpCo merged with Merger Sub, with Nuvve OpCo surviving as our wholly owned subsidiary. Newborn was incorporated in the Cayman Islands on April 12, 2019 under the name “Newborn Acquisition Corp.” Newborn was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. As part of the Business Combination, Newborn reincorporated to Delaware by merging with and into Nuvve HoldCo, with Nuvve HoldCo surviving the merger.

Our principal executive offices are located at 2488 Historic Decatur Road, San Diego, California 92106. Our telephone number is (619) 456-5161. Our website address is www.nuvve.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are not subject to the same new or revised accounting standards as public companies who were not emerging growth companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of June 30th of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities of Newborn (our predecessor) in its initial public offering, or December 31, 2025.

Securities Offered

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, if any, all of which are incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 14, 2022, there were 18,869,195 shares of our common stock outstanding and no shares of our preferred stock outstanding. The number of shares of common stock outstanding does not include the shares issuable under our warrants, options and restricted stock units outstanding as of April 14, 2022, as follows:

●	4,365,000 shares issuable upon exercise of the pre-merger warrants, which have an exercise price of $11.50 per whole share, are currently exercisable and expire in March 2026;

●	347,875 shares and 316,250 pre-merger warrants issuable upon exercise of the unit purchase option granted to the underwriter of Newborn’s initial public offering, which has an exercise price of $11.50 per unit of 1 1/10 shares and one pre-merger warrant, is currently exercisable and expires on February 13, 2023, and 158,125 shares issuable upon exercise of the 316,250 pre-merger warrants;

●	6,000,000 shares issuable upon exercise the warrants issued in connection with the formation of the Levo joint venture (the “Levo warrants”), which warrants have exercise prices ranging from $10.00 per share to $40.00 per share, become exercisable as described below and expire on May 17, 2031;

●	5,000,000 shares issuable upon exercise of the option embodied in the stock purchase agreement executed by us in connection with the formation of the Levo joint venture (the “Levo SPA”), which option has a purchase price of $50.00 per share, becomes exercisable as described below and expires on November 17, 2028,

●	2,738,575 shares issuable upon exercise of our outstanding stock options, which have a weighted average exercise price of approximately $9.19 per share and an average remaining life of approximately 7.80 years; and

●	350,925 shares issuable upon settlement of outstanding restricted stock units.

As of April 14, 2022, we also had 1,321,374 shares reserved for issuance, but not subject to outstanding awards, under our long-term incentive equity plan. In addition, our Chief Executive Officer and Chief Operating Officer have committed to purchase from us 134,499 shares of our common stock at a price of $14.87 per share, for an aggregate purchase price of $2,000,000.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock voted for the election of directors can elect all of the directors. The holders of our common stock will be entitled to receive dividends, if and when declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up, our stockholders will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of our common stock will have no conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Our certificate of incorporation grants our board of directors the authority, without further stockholder authorization, to issue from time to time up to 1,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series. If we issue preferred stock, such preferred stock may have priority over our common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of our common stock, could adversely affect the rights and powers, including voting rights, of the common stock and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal.

Dividends

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the board of directors may deem relevant.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Staggered Board. Our certificate of incorporation provides that our board shall be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The number of directors in each class shall be as nearly equal as possible. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual or special meetings.

Because the board is classified, directors may be removed only for cause. Further, our certificate of incorporation provides for the removal of directors for cause only by the affirmative vote of at least 66⅔% of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of preferred stock, who shall be removed pursuant to the terms of such Preferred Stock).

Authorized but Unissued Shares. Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Appointment of directors. Our certificate of incorporation provides that newly created directorships (including those created by the board) or any vacancy on our board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. The exercise of this authority may prevent stockholders from being able to fill vacancies on the board.

Special Meeting of Stockholders. Our bylaws provide that special meetings of stockholders may be called only at the direction of our board of directors, our Chairman of the Board, or our Chief Executive Officer. The existence of this provision could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide that stockholders of record seeking to bring business before a special meeting of stockholders, or to nominate candidates for election as directors at a special meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary at our principal executive offices not later than the 60th day nor earlier than 90th day prior to the meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders.

Stockholder action by written consent. Our certificate of incorporation and bylaws provides that any action required or permitted to be a taken by stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent unless such action is recommended or approved by all members of the board then in office.

Supermajority voting requirements. Our certificate of incorporation and bylaws require the affirmative vote of holders of at least 66⅔% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of our certificate of incorporation or to amend our bylaws, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt.

Exclusive forum selection. Our certificate of incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of we, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of we to we or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws (as either may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or bylaws (including any right, obligation, or remedy thereunder) or (v) any action asserting a claim against us governed by the internal affairs doctrine. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in or amended and restated certificate of incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the DGCL. We have not opted out of Section 203 of the DGCL under our certificate of incorporation. As a result, pursuant to Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder, or the “interested stockholder,” came to own at least 15% of the outstanding voting stock, or the “acquisition,” except if:

●	the board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the Business Combination is approved by the board of directors, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if the board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Directors’ Liability and Indemnification

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. In addition, we have entered into customary indemnification agreements with each of its officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “NVVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

Outstanding Warrants

As of April 14, 2022, we have six series of warrants outstanding, the pre-merger warrants and five series of Levo warrants.

Pre-Merger Warrants

Each pre-merger warrant entitles the holder thereof to purchase one-half (1/2) of one share of our common stock at a price of $11.50 per whole share. We will not issue fractional shares. As a result, a warrant holder must exercise its warrants in multiples of two, at a price of $11.50 per whole share, subject to adjustment, to validly exercise the warrants. The warrants became exercisable upon the completion of the Business Combination and will expire five years after the consummation of the Business Combination, or March 19, 2026. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

We may redeem the outstanding pre-merger warrants (excluding the private warrants sold to NeoGenesis Holding Co. Ltd., Newborn’s sponsor, in connection with the consummation of Newborn’s initial public offering), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of our common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to our common stock underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each pre-merger warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per whole share after the redemption notice is issued and not limit our ability to complete the redemption.

If we call the warrants for redemption as described above, our management will have the option to require all pre-merger warrant holders that wish to exercise their warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole warrant for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether we will exercise our option to require all warrant holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The exercise price and number of shares of common stock issuable on exercise of the pre-merger warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The pre-merger warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of our common stock or any voting rights until they exercise their warrants and receive common stock. After the issuance of our common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no pre-merger warrants will be exercisable and we will not be obligated to issue common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the pre-merger warrant agreement, we have agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of such warrants. However, we cannot assure you that it will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Holders of the pre-merger warrants may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of our Common Stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the pre-merger warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of common stock, or by a split up of the common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The pre-merger warrants are issued in registered form under a warrant agreement between us and Continental Stock Transfer & Trust Company, as warrant agent. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The warrant agent and registrar for our pre-merger warrants is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

Our pre-merger warrants are traded on the Nasdaq Capital Market under the symbol “NVVEW.”

Levo Warrants

The Levo warrants were issued in five separate series, as follows:

●	Series B Warrants to purchase 2,000,000 shares of our common stock, in the aggregate, at an exercise price of $10.00 per share, which are fully vested upon issuance;

●	Series C Warrants to purchase 1,000,000 shares of our common stock, in the aggregate, at an exercise price of $15.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $125 million in aggregate capital expenditures;

●	Series D Warrants to purchase 1,000,000 shares of our common stock, in the aggregate, at an exercise price of $20.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $250 million in aggregate capital expenditures;

●	Series E Warrants to purchase 1,000,000 shares of our common stock, in the aggregate, at an exercise price of $30.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $375 million in aggregate capital expenditures; and

●	Series F Warrants to purchase 1,000,000 shares of our common stock, in the aggregate, at an exercise price of $40.00 per share, which are vested as to 50% of the shares upon issuance and vest as to the remaining 50% when Levo has entered into contracts with third parties for $500 million in aggregate capital expenditures.

Subject to the terms of the Levo warrants, a warrant shall be exercisable, at the election of the holder, either in full or from time to time in part during the period commencing on the 180th day after the applicable vesting date and until 5:00 p.m., New York City time, on May 17, 2031. The Levo warrants may be exercised for cash or on a cashless basis. We will not be required to net cash settle the Levo warrants under any circumstances. In order to exercise all or any of the Levo warrants, a holder must deliver to us (i) the warrants being exercised, (ii) the form of election to exercise provided therein duly filled in and signed and on which the holder may elect to have the exercise of warrants completed on a cashless basis, and (iii) if the holder does not elect to have the exercise of the warrants completed on a cashless basis, payment in full, by wire transfer of immediately available funds to a bank account or accounts to be designated by us, of the exercise for each whole share as to which the warrant is exercised.

If a holder elects to complete an exercise on a cashless basis, the Levo warrants will be converted into shares of common stock pursuant to a cashless exercise, after which we will issue to the holder a number of the shares equal to the result obtained by (i) subtracting the exercise price from the market value on the day immediately preceding the date on which the holder delivers the applicable exercise notice, (ii) dividing the result by such market value, and (iii) multiplying the difference by the number of shares of common stock as to which the Levo warrants are then being exercised. The market value for this purposes is the average VWAP during a 10 consecutive trading day period ending on the trading day immediately prior to the date of determination.

If a holder elects to partially exercise a Levo warrant, the number of shares deliverable upon such partial exercise must be not less than 10,000 shares.

In the event of a Change of Control (as defined in the Levo warrants) in which we are not the surviving entity (or if we are the surviving entity, but are a subsidiary of a new parent entity), (i) we shall deliver or to cause to be delivered to the holder, in exchange for its outstanding Levo warrants, one or more warrants in the surviving entity or new parent entity, as applicable, that has the same rights, preferences and privileges as the Levo warrants, subject to appropriate adjustments to be made to the number of shares underlying such warrants and the applicable exercise price to reflect any exchange ratio or similar construct applicable in connection with such Change of Control and (ii) notwithstanding any other provision of the Levo warrants, all unvested Levo warrants shall vest and become immediately exercisable immediately prior to the consummation of such Change of Control transaction.

Levo warrants may not be exercised by, or securities issued to, any holder unless the issuance of the common stock is registered under the Securities Act or an exemption from the registration requirements thereunder is available, nor may Levo warrants be exercised by, or securities issued to, any holder in any state in which such exercise or issuance would be unlawful.

The exercise price and number of shares issuable upon exercise of the Levo warrants are subject to adjustment for changes in our capital stock, including stock splits, stock combinations, stock dividends, reclassifications, distributions of purchase rights and distributions of assets. If we complete a business combination, the warrants shall be converted into the right to acquire the property they would have received if the warrants were exercised prior to such business combination.

We shall not be required to issue fractional shares or scrip representing fractional shares on the exercise of Levo warrants. If any fraction of a share would otherwise be issuable on the exercise of any Levo warrants (or specified portion thereof), we shall issue one additional whole share in lieu of such fraction.

We shall maintain a register for registering the record ownership of the Levo warrants by the holders and transfers and exchanges of the warrants. Each Levo warrant will be registered in the name of the holder thereof or its nominee.

The Levo warrants are not listed on any exchange or traded in any over-the-counter market.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our common stock and pre-merger warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock and pre-merger warrants, which are quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Nuvve Holding Corp. incorporated in this Registration Statement on Form S-3 by reference from Nuvve Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Nuvve Holding Corp.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

_______, 2022